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                                                                 Exhibit 10.23.1

                                AMENDMENT NO. 1
                                      TO
                        RIGHTCHOICE MANAGED CARE, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN


     WHEREAS, RightCHOICE Managed Care, Inc. (hereinafter called "RightCHOICE") maintains the RightCHOICE Managed Care, Inc. Executive Deferred Compensation Plan (hereinafter called "Plan") which Plan was been amended and restated effective as of February 1, 1998; and

     WHEREAS, RightCHOICE desires to amend said Plan effective as of September 27, 1999;

     NOW, THEREFORE, RightCHOICE does hereby amend the Plan effective as of September 27, 1999, so that it will read as follows:

                                      I.

     Paragraph (b) of Section II of the Adoption Agreement for the Plan is deleted in its entirety and the following is substituted in lieu thereof:

     "(b) Distributable Event

          Paragraph 6.2 of the Basic Program Document is modified as follows:

          [X]  A "Change of Control" will not constitute a Distributable Event.

          [X] A "Distributable Event" will include a distribution year elected by the Participant which is not earlier than the fifth year after the year of the deferral; provided, however, that the same distribution year shall apply for all types of contributions for which this option is selected on the Participant's election for the applicable calendar year.

          [X] A "Distributable Event" will include an unforeseeable financial emergency arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence. The amount of the benefit distributed shall be limited to the amount necessary to meet the emergency not in
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               excess of the termination benefit which the Participant would have been entitled to if he had a termination of employment on the date of the determination."

                                      II.

     Section 1.7 of the Basic Program Document is deleted in its entirety and the following is substituted in lieu thereof:

     "1.7 Change of Control The execution of an agreement for the purchase or other acquisition by any person, entity or group of persons within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), (or any comparable successor provisions, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets."

                                     III.

     Section 10.2 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

     "10.2 Termination Although the Company has established this Program with a bona fide intention and expectation to maintain the Program indefinitely, the Company may terminate or discontinue the Program in whole or in part on the earlier of the date on which there is a Change in Control, or as of the first business day in the Program Year following the date on which the Company elects to terminate the Program. Termination of the Program must be approved by a majority of the members of the Board of Directors. Upon Program termination, no further Deferrals or Company contributions shall be made except that the Company shall be responsible to pay any benefit attributable to Deferrals and Company contributions accrued as of the day preceding the effective date of termination plus investment earnings and less investment losses, taxes and expenses chargeable to the Participant's account up to the date benefits are distributed. The Administrator shall make distribution of the Participant's benefit as soon as practicable but no later than seven (7) days after the effective date of the termination of the Plan.

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     IN WITNESS WHEREOF, RightCHOICE has caused this Amendment No.1 to be executed by its duly authorized officer this 1/st/ day of October, 1999.

                                   RIGHTCHOICE MANAGED CARE, INC.


                                   By:  /s/ John A. O'Rourke
                                      --------------------------
                                        John A. O'Rourke
                                        President and CEO

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